Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THE

UNCOMMITTED SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This FIRST AMENDMENT, dated as of November 28, 2005 (this “Amendment”) to the UNCOMMITTED SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) among ATMOS ENERGY MARKETING, LLC (f/k/a Woodward Marketing, L.L.C.), a Delaware limited liability company (the “Borrower”), the financial institutions from time to time parties thereto (the “Banks”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), as Joint Lead Arranger and Joint Bookrunner, as Administrative Agent for the Banks, as Collateral Agent, as an Issuing Bank, and as a Bank, BNP PARIBAS, a bank organized under the laws of France (“BNP Paribas”), as Joint Lead Arranger and Joint Bookrunner, as Documentation Agent (together with the Administrative Agent, the “Agents”), as an Issuing Bank and as a Bank, and SOCIÉTÉ GÉNÉRALE, as a Bank and as Managing Agent.

WHEREAS, the Borrower has, in connection with the recent increase in natural gas prices, requested an increase of $330,000,000 in the facility, pursuant to which the Banks, on an uncommitted and fully discretionary basis, continue to make loans to the Borrower and continue to issue Letters of Credit for the account of the Borrower in order to provide working capital to the Borrower, to facilitate the Borrower’s purchases of natural gas in the ordinary course of business, to secure swap counterparties for out-of-the-money swap obligations, and for such other purposes set forth herein;

WHEREAS, the Borrower has requested that the Agents and the existing members of the bank group increase their respective participations and that one or more additional financial institutions become Banks under the Credit Agreement, providing new participations, which increased and new participations shall be in the amounts provided in Exhibit A hereto, or such other amount agreed among the Agents and the applicable existing or new member of the bank group, as the case may be;

WHEREAS, the Borrower requested the parties hereto make certain other amendments to the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, the financial institutions party hereto have indicated their willingness to consider to lend such amounts and to consider to continue to issue and participate in such Letters of Credit on the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings ascribed to them in the Credit Agreement.

2. Amendment to Section 1.1 of the Credit Agreement (Defined Terms). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Banks,” “Borrowing Base Advance Cap,” “Borrowing Base Sub-Cap,” “Dollar Advance Cap,” and “Letter of Credit Facility” in their respective entireties and substituting in lieu thereof the following, and by adding the following new terms, “Maximum Line,” “Subscribed Percentage” and “Uncommitted Line Portion Addendum,” in the appropriate alphabetical order:

“Banks” shall mean Fortis, BNP Paribas, Société Générale, Natexis Banques Populaires, RZB Finance, LLC, UFJ Bank Limited, New York Branch, Brown Brothers Harriman & Co., The Royal Bank of Scotland plc and each additional lending institution added to this Agreement, through an amendment to this Agreement, by execution of an Uncommitted Line Portion Addendum, or through an Assignment and Acceptance in accordance with Subsection 11.08(a) hereof. References to the “Banks” shall include Fortis and BNP Paribas, including each in its capacity as an Issuing Bank; for purposes of clarification only, to the extent that Fortis or BNP Paribas may have any rights or obligations in addition to those of the Banks due to their status as an Issuing Bank and as Agents, Fortis’ and BNP Paribas’ status as such will be specifically referenced.

“Borrowing Base Advance Cap” means at any time an amount equal to the least of:

(a) $580,000,000;

(b) the Total Subscribed Line Portions;

(c) the Borrowing Base Sub-Cap; or

(d) the sum of:

(i) the amount of Cash Collateral and other liquid investments which are acceptable to the Banks in their sole discretion and which are subject to a first perfected security interest in favor of Administrative Agent, as collateral agent for the Banks, and which have not been used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(ii) 90% of Borrower’s equity in Eligible Broker accounts from and after the date that a tri-party agreement with respect to such accounts is entered into, to the extent such equity is not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(iii) 90% of the amount of Tier I Accounts which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance, net of deductions, offsets and counterclaims; plus

(iv) 85% of the amount of Tier II Accounts which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance, net of deductions, offsets and counterclaims; plus

(v) 85% of the amount of Tier I Unbilled Accounts which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(vi) 80% of the amount of Tier II Unbilled Accounts which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(vii) 80% of the amount of Eligible Inventory which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(viii) 80% of the amount of Eligible Exchange Receivables which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(ix) 80% of the amount of Undelivered Product Value; plus

(x) 70% of Realizable Unrealized Profits, up to a maximum amount of $50,000,000, less

(xi) the amounts which would be subject to a so-called “First Purchaser Lien” as defined in Texas Bus. & Com. Code Section 9.343, comparable laws of the states of Louisiana, Oklahoma, Kansas, Wyoming or New Mexico, or any other comparable law, unless a Letter of Credit secures payment of all amounts subject to such First Purchaser Lien; less

(xii) 125% of the mark to market amounts owed to BNP Paribas and/or its Affiliates and Société Générale and/or its Affiliates under Swap Contracts; and less

(xiii) 100% of Borrower’s Unrealized Mark-to-Market Losses as of the date of determination of the Borrowing Base Advance Cap.

In no event shall any amounts described in (d)(i) through (d)(x) above which may fall into more than one of such categories be counted more than once when making the calculation under this definition.

“Borrowing Base Sub-Cap” means (a) from the date of this Agreement until the date the first election is made by the Borrower pursuant to clause (b) of this definition, $250,000,000, and (b) thereafter, at any time, the amount set forth in the table below under the heading “Borrowing Base Sub-Cap” elected by the Borrower from time to time by written notice to the Agents, provided that, at the time of any such election of any such amount as the Borrowing Base Sub-Cap, but not for any other purpose herein, each of the Borrower’s Net Working Capital, Tangible Net Worth and ratio of Total Liabilities to Tangible Net Worth at such time of election, and the maximum Cumulative Loss for the period commencing on the Closing Date and ending on the date of such election (determined as a single accounting period), each as determined by the most recent monthly financial statements received pursuant to Section 7.01(c), are within the requirements set forth opposite such amount in the table below. For purposes of testing whether such requirements have been met, the highest amount elected by the Borrower for the month being tested shall be used, where during the same month being tested the Borrower elected to either increase or decrease the availability by selecting a different amount under the column entitled “Borrowing Base Sub-Cap”.

Borrowing Base Sub-Cap	Minimum Net Working Capital	Minimum Tangible Net Worth	Maximum Ratio at Total Liabilities to Tangible Net Worth	Maximum Cumulative Loss from Closing Date to time of election

$100,000,000	$ 20,000,000	$21,000,000	5.00 to 1	$4,000,000

$125,000,000	$ 25,000,000	$26,000,000	5.00 to 1	$5,000,000

$150,000,000	$ 30,000,000	$31,000,000	5.00 to 1	$6,000,000

$175,000,000	$ 35,000,000	$36,000,000	5.00 to 1	$7,000,000

$200,000,000	$ 40,000,000	$41,000,000	5.00 to 1	$8,000,000

$225,000,000	$ 45,000,000	$46,000,000	5.00 to 1	$9,000,000

$250,000,000	$ 50,000,000	$51,000,000	5.00 to 1	$10,000,000

$275,000,000	$ 55,000,000	$56,000,000	5.00 to 1	$11,000,000

$300,000,000	$ 60,000,000	$61,000,000	5.00 to 1	$12,000,000

$325,000,000	$ 65,000,000	$66,000,000	5.00 to 1	$13,000,000

$350,000,000	$ 70,000,000	$71,000,000	5.00 to 1	$14,000,000

$375,000,000	$ 75,000,000	$76,000,000	5.00 to 1	$15,000,000

$400,000,000	$ 80,000,000	$81,000,000	5.00 to 1	$16,000,000

$425,000,000	$ 85,000,000	$86,000,000	5.00 to 1	$17,000,000

$450,000,000	$ 90,000,000	$91,000,000	5.00 to 1	$18,000,000

$475,000,000	$ 95,000,000	$96,000,000	5.00 to 1	$19,000,000

$500,000,000	$100,000,000	$101,000,000	5.00 to 1	$20,000,000

$525,000,000	$105,000,000	$106,000,000	5.00 to 1	$21,000,000

$550,000,000	$110,000,000	$111,000,000	5.00 to 1	$22,000,000

$575,000,000	$115,000,000	$116,000,000	5.00 to 1	$23,000,000

$580,000,000	$120,000,000	$121,000,000	5.00 to 1	$23,000,000

“Dollar Advance Cap” means a cap upon Revolving Loans under the Borrowing Base Line with the following limits:

(e) $50,000,000 at such times as the Borrowing Base Sub-Cap is $100,000,000; and

(f) $60,000,000 at such times as the Borrowing Base Sub-Cap is $125,000,000; and

(g) $70,000,000 at such times as the Borrowing Base Sub-Cap is $150,000,000; and

(h) $80,000,000 at such times as the Borrowing Base Sub-Cap is $175,000,000; and

(i) $90,000,000 at such times as the Borrowing Base Sub-Cap is $200,000,000; and

(j) $100,000,000 at such times as the Borrowing Base Sub-Cap is $225,000,000;

(k) $110,000,000 at such times as the Borrowing Base Sub-Cap is $250,000,000;

(l) $120,000,000 at such times as the Borrowing Base Sub-Cap is $275,000,000;

(m) $130,000,000 at such times as the Borrowing Base Sub-Cap is $300,000,000;

(n) $140,000,000 at such times as the Borrowing Base Sub-Cap is $325,000,000;

(o) $150,000,000 at such times as the Borrowing Base Sub-Cap is $350,000,000;

(p) $160,000,000 at such times as the Borrowing Base Sub-Cap is $375,000,000;

(q) $170,000,000 at such times as the Borrowing Base Sub-Cap is $400,000,000;

(r) $180,000,000 at such times as the Borrowing Base Sub-Cap is $425,000,000;

(s) $190,000,000 at such times as the Borrowing Base Sub-Cap is $450,000,000;

(t) $200,000,000 at such times as the Borrowing Base Sub-Cap is $475,000,000;

(u) $210,000,000 at such times as the Borrowing Base Sub-Cap is $500,000,000;

(v) $220,000,000 at such times as the Borrowing Base Sub-Cap is $525,000,000;

(w) $230,000,000 at such times as the Borrowing Base Sub-Cap is $550,000,000;

(x) $240,000,000 at such times as the Borrowing Base Sub-Cap is $575,000,000;

(y) $240,000,000 at such times as the Borrowing Base Sub-Cap is $580,000,000

“Letter of Credit Facility” means, at any time, the uncommitted undertaking to provide Letters of Credit in an amount equal to the lesser of (a) the amount of the aggregate Uncommitted Line Portions at such time and (b) $580,000,000, as such amount may be reduced at or prior to such time pursuant to this Agreement.

“Maximum Line” means $580,000,000.

“Subscribed Percentage” means the percentage equivalent (expressed as a decimal, rounded to the fourth decimal place) of Total Subscribed Line Portions divided by the Maximum Line.

“Uncommitted Line Portion Addendum” has the meaning set forth in Section 11.21.

3. Amendment to Section 10.01 of the Credit Agreement. Section 10.01(a) is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“(a) Each Bank, on its own behalf and, solely with respect to the designation and appointment of Fortis as Collateral Agent under the Security Agreements, on behalf of each of its affiliates and each of its Indemnified Persons, hereby irrevocably (subject to Section 10.09) designates and authorizes the Agents to take such action on its behalf and on behalf of such Persons under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agents and the Managing Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents or the Managing Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agents and the Managing Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship, if any, between independent contracting parties.”

4. Amendment to Section 10.02 of the Credit Agreement. Section 10.02 is hereby amended by deleting the last sentence of such Section in its entirety and substituting in lieu thereof the following:

“Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.”

5. Amendment to Section 11.01 of the Credit Agreement. Section 11.01 is hereby amended by adding the following language as a new sentence at the end of Section 11.01:

“Notwithstanding the forgoing, if at any time, the “Subscribed Percentage” reflected in Part I of Schedule 2.01 is less than 100%, one or more financial institutions may be added to this Agreement pursuant to Section 11.21 without the prior approval of the Required Banks.”

6. Addition of Section 11.21 to the Credit Agreement. The Credit Agreement is hereby amended by adding the following language as a new section “Section 11.21,” in the appropriate numeric order:

“11.21 Joinder. From and after the Closing Date, each financial institution, acceptable to the Agents and the Borrower, that executes and delivers an Uncommitted Line Portion Addendum, substantially in the form of Schedule 11.21 (an “Uncommitted Line Portion Addendum”), shall become a party to the Credit Agreement and have the rights and obligations of a Bank hereunder and under the other Loan Documents and shall be bound by the other provisions hereof and thereof.”

7. Amendment to Schedule 2.01 of the Credit Agreement. Schedule 2.01 is hereby amended by deleting Schedule 2.01 in its entirety and substituting in lieu thereof Schedule 2.01 attached hereto as Exhibit A.

8. Addition of Schedule 11.21 to the Credit Agreement. The Credit Agreement is hereby amended by adding the a new schedule, “Schedule 11.21” in the form attached as Exhibit B hereto.

9. Representations. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on even date herewith, and further represents and warrants that (a) no material adverse change has occurred in the financial condition or business prospects of the Borrower since the date of the last financial statements delivered to the Administrative Agent and the Banks, (b) no Default or Event of Default has occurred and is continuing, and (c) the Borrower is fully authorized to enter into this Amendment. THE BORROWER ACKNOWLEDGES THAT THE CREDIT AGREEMENT PROVIDES FOR A CREDIT FACILITY THAT IS COMPLETELY OPTIONAL ON THE PART OF THE BANKS AND THAT THE BANKS HAVE ABSOLUTELY NO DUTY OR OBLIGATION TO ADVANCE ANY REVOLVING LOAN OR TO ISSUE ANY LETTER OF CREDIT. BORROWER

REPRESENTS AND WARRANTS TO THE BANKS THAT BORROWER IS AWARE OF THE RISKS ASSOCIATED WITH CONDUCTING BUSINESS UTILIZING AN UNCOMMITTED FACILITY.

10. Conditions Precedent. This Amendment shall become effective on the first date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) Fees and Expenses. The Agents and the Banks shall have received payment of all fees and expenses owed to them by the Borrower as of the Effective Date,

(b) Delivered Documents. On the Effective Date, the Administrative Agent shall have received executed originals of:

(i) this Amendment, executed by a duly authorized officer of each of the Borrower and the Banks;

(ii) a Note, substantially in the form set forth in Exhibit C hereto, executed by a duly authorized officer of the Borrower and payable to each party listed as a “Bank” on Schedule 2.01 in Exhibit A in a maximum principal amount set forth therein, which maximum principal amount is set opposite such party’s name as its “Dollar Amount” on Schedule 2.01 in Exhibit A;

(iii) the Acknowledgement, Consent and Affirmation Agreement set forth in Exhibit D hereto, each executed by a duly authorized officer of the party named therein, consenting to this Amendment and affirming the Loan Documents specified therein;

(iv) a legal opinion of counsel to the Borrower and counsel to Guarantor each addressed to the Administrative Agent and the Banks, in form and substance acceptable to the Administrative Agent and the Banks;

(v) copies of the resolutions of the members of the Borrower authorizing the amendments and transactions contemplated hereby, certified as of the Effective Date by the Secretary of the Borrower, and certifying the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Amendment and all other documents to be delivered by the Borrower hereunder; and

(vi) such other documents or certificates as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

(c) No Default. On the Effective Date, the Borrower shall be in compliance in all material respects with all of the terms and provisions set forth in the

Credit Agreement and the other Loan Documents on its part to be observed and no Event of Default shall have occurred and be continuing.

11. Miscellaneous.

(a) Limited Effect. Except as expressly consented to hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, without any consent, amendment, waiver or modification of any provision thereof; provided, however, that upon the Effective Date, all references herein and therein to the “Loan Documents” shall be deemed to include, in any event, the Existing Credit Agreement, the First Amendment, dated as of December 23, 2002, the Second Amendment, dated as of February 7, 2003, the Third Amendment, dated as of February 28, 2003, the Fourth Amendment, dated as of March 31, 2003, the Fifth Amendment and Waiver, dated as of April 28, 2003, the Sixth Amendment to Credit Agreement, Global Amendment to Loan Documents and Waiver, dated as of October 1, 2003, the Amendment to Guaranty, dated as of October 1, 2003, the Seventh Amendment and Joinder Agreement, dated as of December 19, 2003, the Eighth Amendment and Joinder Agreement to Credit Agreement and First Amendment to Subordination Agreement, dated as of February 18, 2004, this Amendment, the Notes, the Guaranty, the Security Agreement, the L/C-Related Documents, the Swap Contracts, the Three Party Agreement, the Atmos Support Agreement, and all other documents delivered to the Administrative Agent or any Bank in connection therewith. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended hereby.

(b) Severability. In case any of the provisions of this Amendment shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Execution in Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or telecopier shall be effective as delivery of an originally executed counterpart of this Amendment.

(d) Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the conflict of law principles thereof; provided, however, that the Administrative Agent, the Banks and all Agent-Related Persons shall retain all rights under federal law.

(e) Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Borrower, Administrative Agent, the Banks, Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Amendment or any of the other Loan Documents.

(f) COMPLETE AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER WRITTEN AGREEMENTS ENTERED INTO AMONG THE PARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER

ATMOS ENERGY MARKETING, LLC (formerly known as Woodward Marketing, L.L.C.), a Delaware limited liability company

By:	/s/ C. RICHARD ALFORD
Name: C. Richard Alford
Title: Senior Vice President

11251 Northwest Freeway, Suite 400
Houston, Texas 77092
Attention: Ronald W. Bahr
Telephone: (713) 688-7771
Facsimile: (713) 688-5124

GUARANTOR

ATMOS ENERGY HOLDINGS, INC.

By:	/s/ LAURIE M. SHERWOOD
Name: Laurie M. Sherwood
Title: Vice President & Treasurer

1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, TX 75240

FORTIS CAPITAL CORP., a Connecticut corporation, as Joint Lead Arranger and Joint Bookrunner, Administrative Agent, Collateral Agent, Issuing Bank, and a Bank

By:	/s/ IRENE RUMMEL
Name: Irene Rummel
Title: Senior Vice President

By:	/s/ LEONARD RUSSO
Name: Leonard Russo
Title: Director

15455 N. Dallas Parkway
Suite 1400
Addison, TX 75001
Telephone: (214) 953-9313
Facsimile: (214) 969-9332

BNP PARIBAS, a bank organized under the laws of France, as Joint Lead Arranger and Joint Bookrunner, Documentation Agent, Issuing Bank and a Bank

By:	/s/ EDWARD CHIN
Name: Edward Chin
Title: Managing Director

By:	/s/ ZALI WIN
Name: Zali Win
Title: Managing Director

787 Seventh Avenue
New York, New York 10019
Attention: Ed Chin
Telephone: (212) 841-2020
Facsimile: (212) 841-2536

SOCIÉTÉ GÉNÉRALE, as Managing Agent and as a Bank

By:	/s/ BARBARA PAULSEN
Name: Barbara Paulsen
Title: Director

By:	/s/ EMMANUEL CHESNEAU
Name: Emmanuel Chesneau
Title: Director

1221 Avenue of the Americas
New York, New York 10020
Attention: Barbara Paulsen
Telephone: (212) 278-6496
Facsimile: (212) 278-7417

NATEXIS BANQUES POPULAIRES, NEW YORK BRANCH, as a Bank

By:	/s/ VINCENT LAURAS
Name: Vincent Lauras
Title: Managing Director

By:	/s/ SIMON MELCHIOR
Name: Simon Melchior
Title: AVP

1251 Avenue of the Americas, 34th Floor
New York, New York 10020
Attention: David Pershad
Telephone: (212) 872-5015
Facsimile: (212) 354-9095

RZB FINANCE LLC, as a Bank

By:	/s/ HERMINE KIROLOS
Name: Hermine Kirolos
Title: Group Vice President

By:	/s/ GRIBELDA ALVIZO
Name: Gribelda Alvizo
Title: Vice President

1133 Avenue of the Americas
New York, New York 10036
Attention: Hermine Kirolos
Telephone: (212) 845-4114
Facsimile: (212) 944-6389

UFJ BANK LIMITED, NEW YORK BRANCH, as a Bank

By:	/s/ L. J. PERENYI
Name: L. J. Perenyi
Title: Vice President

UFJ Bank, Houston Representative Office
Two Allen Center, Suite 2265
1200 Smith Street
Houston, TX 77002
Attention: Lad Perenyi

with a copy to:
UFJ Bank
55 East 52nd Street
New York, New York 10055
Attention: Seiji Tate

BROWN BROTHERS HARRIMAN & CO., as a Bank

By:	/s/ KATHRYN C. GEORGE
Name: Kathryn C. George
Title: Managing Director

140 Broadway
New York, New York 10005
Attention: Paul Feldman
Telephone: (212) 493-7732
Facsimile: (212) 493-8998

THE ROYAL BANK OF SCOTLAND plc, as a Bank

By:	/s/ PAUL MCDONAGH
Name: Paul McDonagh
Title: Managing Director

600 Travis St, Suite 6500
Houston, Texas 77002
Attention: Matthew Main
Telephone: (713) 221-2415
Facsimile: (713) 221-2441

EXHIBIT A

SCHEDULE 2.01

UNCOMMITTED LINE AND

UNCOMMITTED LINE PORTION

(EXCLUDING SWAP CONTRACTS)

I.	Uncommitted Line:

A.	Maximum Line:	$580,000,000.00

B.	Total Subscribed Line Portions	$580,000,000.00

C.	Subscribed Percentage:	100%

II.	Uncommitted Line Portions, Subscribed Amounts:

Line:	Bank	Dollar Amount

Borrowing Base Line	Fortis Capital Corp.	$125,000,000

	BNP Paribas	$125,000,000

	Société Générale	$110,000,000

	UFJ Bank Limited, New York Branch	$50,000,000

	Natexis Banques Populaires, New York Branch	$50,000,000

	RZB Finance LLC	$30,000,000

	Brown Brothers Harriman & Co.	$15,000,000

	The Royal Bank of Scotland plc	$75,000,000

Total Subscribed Dollar Amounts		$580,000,000.00

EXHIBIT B

SCHEDULE 11.21

UNCOMMITTED LINE PORTION ADDENDUM

Reference is made to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2005 (as amended by the First Amendment, dated November 28, 2005, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ATMOS ENERGY MARKETING, LLC, a Delaware limited liability company (the “Borrower”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), as a Bank, as an Issuing Bank, as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”), as Collateral Agent, as a Joint Lead Arranger and as a Joint Bookrunner, BNP PARIBAS, a bank organized under the laws of France (“BNP Paribas”), as a Bank, as an Issuing Bank, as a Joint Lead Arranger, as a Joint Bookrunner and as Documentation Agent, SOCIÈTÈ GÈNÈRALE, as a Bank and as Managing Agent (together with the Administrative Agent, the “Agents”), and each other financial institution that may become a party thereto, including each financial institution that becomes a party thereto by executing this Uncommitted Line Portion Addendum (collectively the “Banks”). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

Upon execution and delivery of this Uncommitted Line Portion Addendum by the parties hereto pursuant to Sections 11.01 and 11.21 of the Credit Agreement, the undersigned shall hereby become a Bank under the Credit Agreement, having the Uncommitted Line Portion set forth in Attachment 1 hereto, effective as of the date hereof, and Schedule 2.01 shall be updated to reflect the Uncommitted Line Portion of the undersigned provided for herein.

Attachment 1 hereto sets forth the Uncommitted Line Portion that the undersigned party wishes to accept in connection with the Credit Agreement.

THIS UNCOMMITTED LINE PORTION ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Uncommitted Line Portion Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Uncommitted Line Portion Addendum to be duly executed and delivered by their proper and duly authorized officers as of this 28th day of November, 2005.

Name of Bank

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed:

FORTIS CAPITAL CORP., as Administrative Agent

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

Attachment 1 to

Schedule 11.21

SUBSCRIBED AMOUNT OF UNCOMMITTED LINE

AND NOTICE ADDRESS

1.	Name of Bank:

Notice Address:

Attention:

Telephone:

Facsimile:

2.	Uncommitted Line Portion, Subscribed Amount: __________________________________

EXHIBIT 1 TO

FIRST AMENDMENT

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

$[------------------]	November __, 2005

1. FOR VALUE RECEIVED, ATMOS ENERGY MARKETING, LLC, a Delaware limited liability company (“Borrower”) promises to pay to the order of [            ] (“Lender”), at the office of Administrative Agent (as defined in the Credit Agreement (hereinafter defined)) located at Administrative Agent’s Payment Office, or at such other place as Lender from time to time may designate, the principal sum of [            Million and no/100 Dollars ($__,000,000.00)] (the “Maximum Loan Amount”), or so much of that sum as may be advanced under this promissory note (“Note”), plus interest as specified in this Note. This Note evidences a loan (“Loan”) from Lender to Borrower.

2. This Note is issued pursuant to that certain Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005 by and among the Borrower, Fortis Capital Corp., a Connecticut corporation, as a Bank, an Issuing Bank, as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”), as Collateral Agent, as a Joint Lead Arranger and as a Joint Bookrunner, BNP Paribas, a bank organized under the laws of France, as a Bank, as an Issuing Bank, as a Joint Lead Arranger, as a Joint Bookrunner and as Documentation Agent (together with the Administrative Agent, the “Agents”) and the other financial institutions that may become a party thereto (collectively, the “Banks”) (as amended by that First Amendment, dated as of November 28, 2005 (the “First Amendment”), by and among the Borrower, the Agents and the Banks, and as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”). Some or all of the Loan Documents (as defined in the Credit Agreement), including the Credit Agreement, contain provisions for the acceleration of the maturity of this Note.

3. This Note shall bear interest as is provided for in the Credit Agreement.

4. Principal and accrued interest hereunder shall be due and payable on demand made in writing, or if no written demand is made, then as is provided for in the Credit Agreement.

5. The Borrower may prepay the principal under this Note only in accordance with the Credit Agreement.

6. If any Event of Default (as defined in the Credit Agreement) occurs, at the holder’s option, exercisable in its sole discretion, all sums of principal and interest under this Note shall become immediately due and payable without notice of acceleration or intent to accelerate, notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, provided, however, that upon the occurrence of any event specified in subsection (e) or (f) of Section 9.01 of the Credit Agreement, the obligation of Lender to make Loans and any obligations of Lender

BNP PARIBAS

FORM AMENDED AND RESTATED PROMISSORY NOTE

to issue Letters of Credit (as defined in the Credit Agreement) shall automatically terminate and Cash Collateral in an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing by the beneficiary under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) together with the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Lender.

7. All amounts payable under this Note are payable in lawful money of the United States during normal business hours of the Administrative Agent at the Administrative Agent’s Payment Office. Checks constitute payment only when collected.

8. If any lawsuit, reference or arbitration is commenced which arises out of or relates to this Note, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys’ fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding (as defined in the Credit Agreement), the Borrower agrees to pay all of Lender’s reasonable costs and expenses, including attorneys’ fees, which may be incurred in enforcing or protecting Lender’s rights or interests. From the time(s) incurred until paid to Lender, all such sums shall bear interest at the Default Rate (as defined in the Credit Agreement).

9. Whenever the Borrower is obligated to pay or reimburse Lender for any attorneys’ fees, those fees shall include the reasonably allocated costs for services of in-house counsel.

10. THIS NOTE IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES OF THAT STATE.

11. The Borrower agrees that the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, and without affecting the liability of any Borrower.

12. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Lender’s rights, or of any breach, default or failure of condition of or under this Note. No waiver by Lender of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in writing signed by Lender. All of Lender’s remedies in connection with this Note or under applicable law shall be cumulative, and Lender’s exercise of any one or more of those remedies shall not constitute an election of remedies.

13. Regardless of any provision contained in this Note or in any of the other Loan Documents, Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Loan, pursuant to this Note or any other Loan Document, or otherwise, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid

BNP PARIBAS

FORM AMENDED AND RESTATED PROMISSORY NOTE

principal balance of the Loan, and, if the principal balance of the Loan is paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout such term; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual term thereof exceeds the maximum lawful rate, Lender shall refund to the Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of the Loan at the time in question.

14. This Note inures to and binds the successors and assigns of the Borrower and Lender; provided, however, that the Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Lender in each instance.

15. As used in this Note, the terms “Lender”, “holder” and “holder of this Note” are interchangeable. As used in this Note, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

16. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

17. This Note amends and restates an existing [            ] Amended and Restated Note dated March 30, 2005 (the “Existing Note”), issued to Lender pursuant to the Uncommitted Amended and Restated Credit Agreement dated as of March 30, 2005, among the Borrower, the lenders from time to time the parties thereto, BNP Paribas as documentation agent for the lenders thereunder, and Fortis Capital Corp. as collateral agent and administration agent for the lenders thereunder, and is given as a continuation, rearrangement and extension, and not a novation, release or satisfaction, of the Existing Note, and the issuance and delivery of this Note is in substitution for the Existing Note.

[SIGNATURE PAGE FOLLOWS]

BNP PARIBAS

FORM AMENDED AND RESTATED PROMISSORY NOTE

BORROWER:

ATMOS ENERGY MARKETING, LLC, a Delaware limited liability company

By:
Name:
Title:

Address:

11251 Northwest Freeway, Suite 400

Houston, Texas 77092

Attention: Ronald W. Bahr

BNP PARIBAS

FORM AMENDED AND RESTATED PROMISSORY NOTE

EXHIBIT D TO

FIRST AMENDMENT

ACKNOWLEDGEMENT AND CONSENT

Reference is made to the FIRST AMENDMENT, dated as of November 28, 2005 (the “First Amendment”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ATMOS ENERGY MARKETING, LLC, a Delaware limited liability company (the “AEM”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), as a Bank, as an Issuing Bank, and as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”), as Collateral Agent, as a Joint Lead Arranger and as a Joint Bookrunner, BNP PARIBAS, a bank organized under the laws of France (“BNP Paribas”), as a Bank, as an Issuing Bank, as a Joint Lead Arranger, as a Joint Bookrunner and as Documentation Agent, SOCIÈTÈ GÈNÈRALE, as a Bank and as Managing Agent (together with the Administrative Agent, the “Agents”), and each other financial institution that may become a party thereto (collectively the “Banks”), (ii) that certain SECURITY AGREEMENT, dated as of December 1, 2001 (as amended by AMENDMENT NO. 1 to the SECURITY AGREEMENT, dated as of March 30, 2005 and as further amended, restated, supplemented or otherwise modified in writing from time to time, the “Security Agreement”) executed by AEM as grantor (the “Grantor”) and the Collateral Agent, (iii) that certain GUARANTY, dated March 30, 2005 (as further amended, restated, supplemented or otherwise modified in writing from time to time, the “AEH Guaranty”) executed for the ratable benefit of the Banks by Atmos Energy Holdings, Inc. (“AEH”) as guarantor (the “Guarantor”), (iv) that certain ATMOS SUPPORT AGREEMENT, dated March 30, 2005 (as further amended, restated, supplemented or otherwise modified in writing from time to time, the “Atmos Support Agreement”) executed by Atmos Energy Corporation, a Texas and Virginia corporation (“Atmos”) as support sponsor (the “Support Provider”), and (v) that certain SUBORDINATION AGREEMENT dated as of March 30, 2005 (as further amended, restated, supplemented or otherwise modified in writing from time to time, the “Subordination Agreement”) by and between Fortis and AEH (the “Subordinated Creditor,” together with the Security Agreement, the AEH Guaranty and the Atmos Support Agreement, collectively, the “Security Documents” and individually, a “Security Document”) and acknowledged by the Borrower. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

Each of the Grantor, the Guarantor, the Support Provider and the Subordinated Creditor hereby:

(a) acknowledges that the Borrower has requested an increase in the Uncommitted Line (as amended by the First Amendment), from $250,000,000 to $580,000,000;

(b) acknowledges that such request was in order and that the benefits of such increase will directly or indirectly accrue to such party;

(c) consents to the First Amendment;

(d) confirms and agrees that its respective obligations under the applicable Security Documents shall continue in full force and effect and is hereby ratified and confirmed in all respects; and

ACKNOWLEDGEMENT AND CONSENT

(e) acknowledges the receipt and sufficiency of such benefits and other good and valuable consideration to support its continuing obligations under the applicable Security Documents, including as such obligations may be affected by the effectiveness of the First Amendment.

Each party hereto, in its capacity as grantor, guarantor, support provider and subordinated creditor, hereby ratifies that certain First Amendment to the Second Amended and Restated Credit Agreement dated as of March 30, 2005.

[SIGNATURE PAGE FOLLOWS]

ACKNOWLEDGEMENT AND CONSENT

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of November 28, 2005.

ATMOS ENERGY MARKETING, LLC as Grantor

By:
Title:

ATMOS ENERGY HOLDINGS, INC., as Guarantor and as Subordinated Creditor

By:
Title:

ATMOS ENERGY CORPORATION, as Support Provider

By:
Title:

By:
Title:

ACKNOWLEDGEMENT AND CONSENT